UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ROID GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201836	46-4261474
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10246 Black Mountain Rd.,

San Diego, CA 92126

858.365.1737

(Address of Principal Executive Offices, Zip Code & Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:
None.

Securities registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]
Emerging Growth Company [ ]

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission, or SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

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ROID GROUP, INC.

FORM 10

TABLE OF CONTENTS

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Registration Statement on Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. These risks and uncertainties include the following:

●	The availability and adequacy of our cash flow to meet our requirements;

●	Economic, competitive, demographic, business and other conditions in our local and regional markets;

●	Changes or developments in laws, regulations or taxes in our industry;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	Changes in our business strategy, capital improvements or development plans;

●	The availability of additional capital to support capital improvements and development; and

●	Other risks identified in this Registration Statement and in our other filings with the Securities and Exchange Commission or the SEC.

This Registration Statement should be read completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements included in this Registration Statement are made as of the date of this Registration Statement and should be evaluated with consideration of any changes occurring after the date of this Registration Statement. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Term

Except as otherwise indicated by the context, references in this Registration Statement to “Company”, “ROID”, “Roid Group,” “we”, “us” and “our” are references to Roid Group, Inc. All references to “USD” or United States Dollars refer to the legal currency of the United States of America.

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Item 1. Business

Description of the Business

We were incorporated in the State of Nevada on December 4, 2013. We are a development stage company and from our inception to date, we have not generated any revenue. We intend to focus on the manufacturing and sale of Quantum Dots for various commercial purposes.

On December 4, 2013, we appointed Dr. Kwanghyun Kim to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

On December 4, 2013, we appointed Myoungae Cha to be the Secretary of the Company.

We received our initial funding of $10,000 through the sale of common stock to our President, Dr. Kwanghyun Kim, who purchased 1,000,000 shares of our Common Stock at $0.01 per share on December 4, 2013.

On December 10, 2013, we appointed Dr. Dokyung Kim as a director of the Company. The Company also issued a further 5,000,000 shares of its common stock to its President Dr. Kwanghyun Kim for his services as the President.

On December 31, 2013, the Company sold through a Regulation S private placement offering an aggregate of 450,000 shares of our Common Stock in transactions which were exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $90,000 to six non-US investors at a share price of $0.20 per share.

On January 31, 2014, the Company sold through a Regulation S private placement offering an aggregate of 675,000 shares of our Common Stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $135,000 to six non-US investors at a share price of $0.20 per share.

On March 31, 2014, the Company sold through a Regulation S private placement offering an aggregate of 1,450,000 shares of our Common Stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $290,000 to twelve non-US investors at a share price of $0.20 per share.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. Neither we, nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of another acquisition or merger.

Since we have a specific business plan, which we have begun to execute, and we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are a development stage company and have not generated any revenue to date. Besides our Officers and Directors, we currently have two (2) employees.

As discussed in the Notes to Financial Statements included in this Registration Statement for the year ended December 31, 2019, we had no revenue and had a negative cash flow of approximately $(13,577) for the year ended December 31, 2019. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the years ended December 31, 2019, and 2018. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

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The Company

Quantum Dots

Quantum dots are tiny nano particles of a semiconductor material which emit light, or fluoresce, when excited with energy. The color of light emitted varies depending on the size of the quantum dot so that photonic emissions (colors) can be tuned by the creation of quantum dots of different sizes. Their unique properties as highly efficient, next generation semiconductors have led to the use of quantum dots in a range of electronic and other applications, including in the biomedical, display and lighting industries. Quantum dots also have applications in solar cells, where their characteristics enable conversion of light energy into electricity, with the potential for significantly higher efficiencies and lower costs than existing technologies, thereby creating the opportunity for a significant forward leap in the solar energy industry through the use of quantum dots in printed photovoltaic cells.

Quantum dots were discovered in a glass matrix by Alexei Ekimov and in colloidal solutions by Louis E. Brus. The term “quantum dot” was coined by Mark Reed.

First commercialized QDs were manufactured based on Pyrolysis by Prof. Bawendi’s group in MIT, he is well-known as a pioneer in the field of Quantum Dots. Various companies have already entered this field and most comparable competitors are early entrants, such as QD Vision, Nanoco Group (U.K.), Quantum Materials Corporation (U.S.).

Quantum Dots are nano-size crystals made of semiconductor materials that are small enough to exhibit quantum mechanical properties. The size of a crystal is smaller than a human cell. Because of its size, it shows special electrical conductivity properties which bulk type semiconductors cannot achieve. One of the special properties of QDs is that they release lights when electric energy is absorbed and released.

Quantum means discrete energy value. Dot means rounded nano-particle. The Quantum Dots are comprised of a core, a shell, a macromolecule coating and several exterior couplers. The emission color of the Quantum Dot is based on the size of the core. The shell on the core highly enhances the brightness of the color, by increasing the quantum yields of the QD, (A Quantum Yield can be explained as light emission efficiency. The higher the Quantum Yield means that light emitting ability of the QD is better.) Without the shell the QDs would have a very low quantum yield. The macromolecule, such as a polymer coating, makes the nano-size crystals stable, soluble and buffers the QD by giving it protection against environmental changes, photo-oxidative degradation, and provides an alternate route for modularity. The exterior couplers are covalently linked with other macromolecules. Through the manipulation of its exterior couplers, specific applicable fields of the Quantum Dots can be defined. As an example, the exterior coupler can link to specific molecules which can be used for a specific purpose. For instance, a molecule having cancer tracking ability could be coupled to an exterior coupler of QD which emits lights like an indicator in order to become a cancer tracking bio indicator, and the exterior coupler of the QD could be manipulated in order to give specific information to link with that specific cancer tracking molecule.

QDs are thought to be so important that they are considered to be the next generation of semiconductors because QDs, with their special properties, will make accessible significant improvements to various fields such as Bio Imaging, Display Devices, Image Sensors, Solar Cells, LED light bulbs and many more.

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Our Process Strengths

Chemical Toxicity: Competitors manufacturing process uses TOP or TOPO chemicals which are very toxic. Our manufacturing process uses water which is less toxic.

Extremely Low: Because we do not purchase TOP or TOPO chemicals (which cost approximately $470 a gram or $649 a kilogram, respectively) our costs to produce our QDs is extremely low compared to competitors.

Quantum Yield: Can be explained as light emission efficiency. Quantum Yield is the percentage of photons absorbed by the quantum dots to those emitted. The ideal scenario would be 100% energy going into the quantum dot with an output of 100%.

FWHM: Full Width at Half Maximum: FWHM is the emission wavelength maximum. FWHM is used to give an idea of the size distribution of the particles. FWHM was found by taking the peak fluorescent intensity, cutting it in half, and then finding the wavelengths at which the fluorescent spectrum is at this half intensity. The difference between these two points is the FWHM. A smaller FWHM corresponds to a narrower quantum dot nanocrystal distribution.

Our technology for creating Quantum Dots has significant advantages in this scientific field. According to the current trends of the QD market, manufacturers and researchers are seeking non-toxic and cost-effective manufacturing techniques which are perfectly suited to our product, as our Quantum Dots are created using water for their base and therefore the manufacturing process is less chemically toxic than oil or heavy metal based Quantum Dots, to both the environment during production and to the end users of our products. Because our manufacturing process uses water as the base for our Quantum Dots there is a far lower risk of explosion or contamination to the production facilities as compared to the use of oil which needs to be heated to very high temperatures. Due to our manufacturing techniques of not using TOP or TOPO, our manufacturing cost will be lower. Our Competitors methods typically cost around $1,000 to $15,000 and can only produce grams of Quantum Dots per day, where we believe our water based methods of production will allow us to produce our Quantum Dots for much less and we should be able to produce as many Quantum Dots as our manufacturing capability will allow. The cost difference between the existing production methods and our method is based on the cost of the base oil which our competitors use. We only use water in the production of our QD’s; the current price for TOPO is $649 a kilogram and for TOP is $470 a gram. Our competitors use a total of 1,000 grams (or 1 Kilogram) of TOP and TOPO in order to manufacture 1 gram of the simple type of QD.

Our production methods will allow us to size tune our Quantum Dots, more precisely than other methods, in order to manipulate the emitting colors for specific needs. Size tuning and our easy surface modification technique, will allow us to achieve a high quantum yield, and in our preliminary testing our manufacturing technique shows our quantum yield at or above 60%; whereas, other existing QDs in the industry, only perform at approximately 30~50%.

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Markets and Applications

Quantum Dots are particularly useful in the improvement of optical definitions and as such Quantum Dots have the potential to be very advantageous in the following fields:

The Healthcare industry is one of the key areas to adapt and use the QD technology. There are numerous applications in the biomedical and biotechnology field that are already being exposed to QD technology as such, it accounts for the largest percentage of the Quantum Dot market, on the whole. Applications in biomedical and biotechnology fields are expected to increase as and when the technology progresses.

In the Bio-imaging field, QDs can be applied to the research of fluid dynamic imaging inside the body, for drug delivery systems, cancers, proteins, and new drug developments in organic cells. QDs in this field are already commercialized and being used in hospitals around the world; however, they are currently extremely expensive.

In the display devices field, application of QDs are in stages of commercial & non-commercial development for display devices such as TV monitors, PC monitors, Smart cellular phones, Navigation GPS’, Tablet PC’s, and more. QD based display devices show true natural color and will consume less than a fifth of the power of LCD’s and will use significantly less energy when compared to other existing display systems, as stated by researcher Tae-Ho Kim.

In the imaging sensor field, QDs can increase the dynamic range, approximately, four times for semiconductor charge coupled devices, or CCD and complementary metal-oxide-semiconductors, or CMOS image sensors on digital cameras. A QD image sensor absorbs over 95% of visible light while existing image sensors absorb only approximately 20% of visible light, which means that the QD image sensor provides four times the contrast and resolution as compared to existing image sensors.

In the solar cell industry, research has shown that a QD based solar cell of tandem structure will give over 66% quantum efficiency; whereas, other silicon based solar cells currently used, only show approximately 18% quantum efficiency.

In the LED light bulb field, QD LED light bulbs have been spotlighted due to the fact that a QD based light bulb not only gives white light, but also an increase of over 25% luminous efficiency (the measure of how well a light source produces visible light) compared to others.

Products

The Company has to date, completed the theoretical research and small scale production of the Quantum Dots using water based synthesis. We originally discovered this water based manufacturing method in 2005 while working as lecturers and researchers at a University. No third parties have any rights or interests in our water based synthesis method of production of Quantum Dots.

In the first stage of manufacturing our QDs, we are planning to produce bio-imaging QDs for use in laboratories, as we believe they have the largest current potential market and have the largest market acceptance thus far.

We will produce our cores/shells as both a solution type and a powder type of QDs. Then we will produce our laboratory bio-imaging QD solution by coating our cores/shells with a macromolecule coating and several exterior couplers, to provide stability.

Common types QDs that are appropriate for bio-imaging in laboratories are CdSe (Cadmium Selenide) or CdTe (Cadmium Telluride) core and ZnS (Zinc Sulfide) or ZnSe (Zinc Selenide) shell. Cadmium (“Cd”) is considered to be heavy metal material, and is highly toxic. Later on, our plan is to manufacture QDs with Cd Free materials such as InP(Indium Phosphide) or using the ZnS:Mn/ZnS (Zinc Sulfide with Manganese/ Zinc Sulfide) types as well.

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If we decide to automate our factory, we expect that it would take us approximately three to six months to set up the automation. The costs we predict in regards to the automation of our factory are estimated in the range of fifty thousand to one hundred thousand dollars in order to set up the automated factory. The range of the cost could vary greatly, because, we have to manufacture and customize the entire system which would have to control many parameters that our researchers would otherwise perform in our non-automated factory. Customizing the system to meet our specific needs would be complicated; however, once the system is automated we would then be able to realize more advantages, such as easier quality control, safer operations, more production and less labor, compared to a non-automated factory.

The material hurdles that remain are setting up a lab capable of greater production, where we can produce the Quantum Dots on a larger scale, as well as selling the Quantum Dots we produce to companies that will use them in their products.

Distribution Methods

We plan on shipping our QDs using courier services such as air freight, sea freight or overnight delivery to our prospective customers. We will ship the QDs from our production facility in South Korea. We ship the QDs in small glass vials that are approximately 44 millimeters high and 14 millimeters in diameter. The QDs do not need to be refrigerated and do not require other special treatment, besides packing them with Styrofoam to absorb any shocks while travelling.

Sources of Raw Materials

We plan on purchasing our raw materials from online biology, chemistry chemical supply stores, such as Sigma Aldrich or Molbase. These companies have a long history of supplying chemicals and supply many of our competitors with the raw chemicals that they use.

Manufacturing and Materials

Most commercialized QDs follow the pyrolysis method of Prof. Bawendi’s group developed at MIT. This method uses TOPO (trioctylphosphine oxide) and TOP (trioctylphosphine) as an emulsifier and octadecene as solvent. However, the price of the emulsifier (oil base) is extremely high, and the characteristic of this solvent is that it has a boiling point that is very high during the chemical process, which makes it difficult and dangerous to use. The precursor is comprised of a core/shell, its Separate Injection Temperature is approximately 350oC and the Growth Temperature is 280oC in octadecene (the solvent). A QDs wavelength of emitting light depends on its molecular base, and the size of its core/shell. That core/shell size is determined by the temperature of the solvent during the manufacturing process. Controlling the temperature is extremely difficult, in the oil based QD, because of the high boiling point required by the solvent, thus, with Prof. Bawendi’s method, QDs can only be produced in droplet sizes and small quantities.

Our manufacturing method does not use those chemicals and instead uses water (water based) and temperatures of 100oC ~ 120oC instead of using TOPO & TOP as the emulsifier and octadecene (oil base) as the solvent, which means that we do not need to use a complex chemical process to create our QDs, our results compare to others in the industry and we will have the technology and capability to produce QDs in large quantities.

Our QDs structure (core/shell) type is CdSe/ZnS (Cadmium Selenide / Zin Sulfide) which is a common variety in the QD industry.

The disadvantages of QD manufacturing using the oil based method are dealing with the high temperature oils, and then maintaining stable control of that high temperature. Maintaining the delicate balance between those two factors is strongly related to the QDs quality and the ability to be able to produce large quantities of high quality QDs. Thus it used to be impossible to manufacture mass amounts of QDs at a reasonable price. Our Company, using our water based production method, is able to achieve mass production with a lower cost due to our using a water base and continuous production techniques, meaning that we do not have to stop production to manipulate the QDs during reactions between the core and shell, which is done using other techniques.

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The biggest difference between our water based QDs compared to the oil based QDs, is that our water based QDs provide more stability during the manufacturing process and at a lower overall cost of manufacturing, because of the high price of the TOP and TOPO oil based emulsifiers. Our water based QDs also have many other benefits over the oil based QDs, because water based QDs are soluble in water and they can be applied as a bio related florescence probe without additional chemical treatment; whereas, oil based QDs need additional chemical treatment for florescence probe application. The chemical treatment necessary for oil based QDs also causes a 70% reduction of brightness; therefore, a much larger amount of oil based QDs are needed to reach a similar quality level as compared to our water based QDs.

Sales and Marketing

Our CEO is attending tradeshows and meeting with potential clients who may be interested in purchasing our QD products and manufacturing capabilities. While we are looking for clients, we will start setting up a small factory, for our QD core/shell manufacturing and bio-imaging applicable QD production and then marketing our water-based QD’s, as they are less toxic to manufacture and require a less complicated process for bio-application compared to oil based QD.

Patents, Trademarks and Licenses

We currently do not have any patents or trademarks; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts. Because our manufacturing method is completely different than the currently existing manufacturing methods, we do not need to pay any patent fees.

Plan of Operations

The following chart shows our plan of operations and expected milestones over the next twelve months:

Months	M1(1)	M2	M3	M4	M5	M6	M7	M8	M9	M10	M11	M12
Fund raising
Small factory set up
Marketing of QD core/shell
QD core/shell production & sales
Bio-imaging Applicable QD launching & sales

(1): Month One is to begin after the Company has begun trading on the OTC Markets.

We believe that our combination of professional experience and the affordability of our QDs creates a vision that is uniquely ours – and one that we believe is somewhat unique in our industry. However, we also believe this trend is already becoming a part of the accepted conventional QD wisdom.

According to our estimated planned budget, we are planning to raise up to $1,200,000 to be fully funded for the next twelve months. In order to start small scale production and sale of our QD products, we will need approximately $600,000. In order to expand we will need to raise an additional $200,000 to $300,000 to stabilize our production including quality control and to purchase larger quantity set-up needs such as larger equipment. However, we are seeking up to $1,200,000 in consideration of expanding our business in the meantime due to the rapid growth of the industry and to be able to produce larger quantities of our products, which will also lower our production costs.

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We plan on setting up a small factory (approximately 2,000 feet2) in South Korea with the necessary production equipment. We estimate the cost to be around $400,000 to produce our basic QD core/shell. Our labor cost and operations cost for the first 6 Months are estimated to be approximately $300,000 to $400,000. In order to promote our sales, we estimate our marketing expenses to be approximately $70,000. In the case of rapid growth of our business, we may need an additional $300,000 to $400,000 in order to expand our factory, labor supply, and our line of products beyond the bio-imaging application of Quantum Dots later on.

We are planning to manufacture our QD core/shell, immediately after raising the required funding, as this is the core, of our QD production capability, which will allow us to start to build a customer base, and to begin earning revenues.

During the 1st year, we will manufacture QDs for bio-imaging applications, then once we become more established, we will expand our QD production into other applications of the QD that are currently not in as high demand as the bio-imaging applications. During our first year, we will mostly be focusing on setting up our small-scale manufacturing factory for Bio-imaging QD applications. In the following years, we will concentrate on expanding our production to sell our Core/Shells to more users.

Our factory needs to be approximately 2,000 square feet, big enough to hold a pilot scale 50-liter piece of QD production equipment. The equipment for measuring quantum yield and particle size, such as a Luminescence measurer, vacuum concentration machine, and particle size analyzer, for the quality control of our product will also be needed. We will also need to have approximately two to three vacuum evaporators for our employees’ safety. In case of automation in production, we will need to customize our automation equipment. Later, we will also need to put in place, plans for the collecting and disposal of our chemical waste, there are several companies that operate in the vicinity of our proposed production facility that should be able to dispose of the chemical waste for around $600 per ton. We have not contracted with any of these waste disposal companies as of this time we have factored these costs into our proposed use of proceeds.

Competition

Existing companies in the QD market are currently facing the absence of a mass production technique and without that mass production technique they cannot satisfy the needs of today’s market. Thus, many of our competitors’ market strategies are to sell small amounts of QDs at extremely high prices. Our notable competitive strengths are that we have a mass production technique, have influential QD scientists on our board of directors, and can produce our QDs at a lower cost. Thus, we should be able to fulfill a large portion of the consumers demand for QDs.

According to MarketsandMarkets the Quantum Dots market is expected to grow from USD 3.5 billion in 2020 to USD 10.6 billion by 2025, at a CAGR of 24.6% during the forecast period.

The Company is subject to other competitive risks of early stage and commercial businesses generally, and of advanced technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience that the Company. See “Risk Factors.”

Government Regulation

The business of the Company is subject to various types of government regulations, including restrictions on the chemical composition of quantum dots used in life sciences and other sensitive applications, regulation of hazardous materials used in or produced by the manufacture or use of Quantum Dots. Management believes that its Water Based QDs and manufacturing process allow the Company to comply with current regulations by producing our QDs using water. Using water provides us with environmental advantages over the oil based QDs because our QDs are soluble in water and contain less risk to the environment and end users. However, new regulations or requirements may develop that could adversely affect the Company or its products in the future.

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Most of our current and proposed activities will be subject to numerous federal, state, local and international laws and regulations concerning machine and chemical safety and environmental protection. Such laws include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response Compensation Liability Act. We will also be subject to laws governing the packaging and shipment of some of our products. Such laws require that we take steps to, among other things, maintain air and water quality standards.

Environmental Regulation

Any proposed processing and manufacturing operations will be subject to federal, state, local and international environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation, and/or removal of substances discovered at any other property used by us; to the extent that the substances are deemed by the federal and/or state government to be toxic or hazardous. Courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal, or transportation of hazardous substances. We may use hazardous substances in our testing and operations and, although we will employ reasonable practicable safeguards to prevent any liability under applicable laws relating to hazardous substances, companies engaged in materials production are inherently subject to substantial risk that environmental remediation will be required.

Employees

Other than the foregoing named officers and directors, of which Dr. Kwanghyun Kim serves on a full-time basis, and Dr. Dokyung Kim serves on a part-time basis we currently have two (2) employees. None of the employees are represented by a labor union for purposes of collective bargaining. The Company considers its relations with the employees to be good.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

Item 1A. Risk Factors

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

If any of the following risks actually occurs, the Company’s business, financial condition, results of operations or cash flow could be materially and adversely affected. In such case, the price of the Company’s common stock could decline, and one could lose all or part of one’s investment. One should also refer to the other information set forth in this Registration Statement, including the Company’s consolidated financial statements and the related notes.

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Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has generated no revenues, has accumulated a loss since formation and currently lacks the capital to effectively pursue its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

Since our formation, we have generated no revenues from operations, and have incurred expenses and losses. In addition, we expect to continue to incur operating losses for the foreseeable future. As a result, we will need to generate sufficient revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors. Some of these factors, such as market acceptance of our product and competition, are beyond our control.

The Company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy is still in the development stage. Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the year ended December 31, 2019. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

Our cash, on hand totaled approximately $49,227 at December 31, 2019. To date, we have relied primarily upon cash from the private sale of equity securities to generate the working capital needed to finance our operations.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise. We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition. Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

Technological changes in Quantum Dots and end-user industries could render our products uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline.

The nanotechnology market is characterized by continually changing technology requiring improved and updated features. Our failure to further refine and improve our technology and develop and introduce new products could cause our products to become uncompetitive, obsolete, or unpopular, which could reduce our market share and cause our revenues to decline. The nanotechnology industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to effectively compete in the future. A variety of competing technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. Prior to completing commercial production of the Quantum Dots, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the research and development of our Quantum Dot technologies and production processes, we will fail, and you will lose your entire investment.

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Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other companies.

Our director Dr. Kwanghyun Kim, is also a director of other companies (including industry related companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other quantum dot or quantum dot related companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit. Currently Dr. Kim, spends approximately 42 hours per week working on our Company.

If the use of any of our Quantum Dot products as developed harm people or the environment, we could be subject to costly and damaging product liability claims.

We may be exposed to potential product liability risks that are inherent in the testing, manufacturing and marketing of our Quantum Dot products. Side and/or environmental effects and other liability risks could give rise to viable product and environmental liability claims against us. We have not yet obtained insurance coverage, and if we do so, we may not be able to maintain this insurance on acceptable terms. Moreover, insurance may not provide adequate coverage against potential liabilities. As a result, product liability claims, even if successfully defended, could have a material adverse effect on our business, financial condition and results of operations.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of Dr. Kwanghyun Kim, our President and Chief Executive Officer, and a Director and Dr. Dokyung Kim a Director of the Company. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We have employment agreements in place with our officers and our key employees, we do not have key person insurance covering our employees.

Our future success may be dependent upon our obtaining licenses and intellectual property rights and know-how and protecting these rights.

The key assets of the Company will be in its know-how and the expertise, capabilities and relationships brought to the Company by its management team. The Company may also research the obtaining of licenses and intellectual property rights of its QD manufacturing process and technology in the future. Currently the Company plans on not filing for any intellectual, property or patent rights on its products and methods, instead the Company will rely on the use of trade secrets and in the future confidentiality agreements to protect its manufacturing processes. In the future, the Company will develop its intellectual property portfolio and licensing rights; however, currently the Company has no patents pending for the production of its quantum dots. As the business progresses, the Company plans to begin building out its portfolio of owned and licensed intellectual property and take all appropriate steps to protect these rights. No assurances can be given that the Company will be successful in building out a portfolio of owned and licensed intellectual property and in protecting these rights.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

The Company plans on relying on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We will seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or patent assignment agreements with our employees and consultants; currently no such agreements have been entered into with relevant parties. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

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We rely in part on trade secrets to protect our technology, and our failure to obtain or maintain trade secret protection could limit our ability to compete.

We rely on trade secrets to protect some of our technology and proprietary information, especially where we believe patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and was using our trade secrets would be expensive and time consuming, and the outcome would be unpredictable. Moreover, if our competitors independently develop similar knowledge, methods and know-how, it will be difficult for us to enforce our rights and our business could be harmed.

Our future success depends upon our ability to compete in the marketplace.

The commercial quantum dot industry is relatively young and undeveloped, with a small number of competitors attempting to establish themselves in different segments employing one or more competitive strategies. Competition among these companies is based on product quality and performance characteristics, volume, price and continuing research, development and product improvements. The Company believes that it is well positioned to compete in each of the aforementioned areas, each of which is more fully described under the Section titled “Description of the Business”. Generally, the Company is also subject to other competitive risks that early-stage businesses experience, and of advanced technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience than our Company.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

●	our failure to produce products that compete favorably against other products on the basis of cost, quality, and performance;
●	any limitations or warnings on our products approved labeling;
●	the willingness of the target population to try our new technology and whether or not customers will accept our new technology;
●	our failure to develop and maintain successful relationships with distributors, project developers and other resellers, as well as strategic partners; and
●	the strength of marketing and distribution support and timing of market introduction.

If our products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

We may become subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of not obtaining revenues.

We will conduct a substantial portion of our business outside the United States and plan to significantly increase our presence in other foreign countries. Doing business outside the United States, subjects us to various risks, including changing economic and political and environmental conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate or adapt to changes in international economic and political and environmental conditions. This may lead to sudden and unexpected increases in expenses.

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Our Common Stock May Be Considered a “Penny Stock” And Be Subject To The “Penny Stock” Rules Of The Securities Exchange Commission.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Voting control of our Common Stock is possessed by Dr. Kwanghyun Kim. This concentration of ownership could discourage or prevent a potential takeover of ROID Group, Inc. that might otherwise result in your receiving a premium over the market price for your Common Stock.

The voting control of our Common Stock is possessed by Dr. Kwanghyun Kim, our President, Chief Executive Officer, Treasurer and Director, who was issued 6,000,000 shares of our Common Stock for a combination of $10,000 and services in the years 2013 and 2014 and he currently holds 3,700,000 shares of our Common Stock. Holders of our Common Stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Dr. Kwanghyun Kim has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your Common Stock.

Future sales of our common stock could put downward selling pressure on our common stock, and adversely affect the per share price. There is a risk that this downward pressure may make it impossible for an investor to sell shares of common stock at any reasonable price, if at all.

Future sales of substantial amounts of our common stock in the public market or the perception that such sales could occur, could put downward selling pressure on our common stock and adversely affect its market price.

Because our officers and directors are located in a non-U.S. jurisdiction, you may have limited effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

Our directors and officers are nationals and residents of the Republic of Korea (“South Korea”), and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board or OTC Markets. We do not yet have a market maker who has agreed to file such an application. If for any reason our Common Stock is not quoted on the Over-the-Counter Bulletin Board, OTC Markets, or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our Common Stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

We do not anticipate paying dividends in the foreseeable future.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Item 2. Financial Information

This Form 10 Registration Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. You should read this Registration Statement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements included in this Registration Statement are made as of the date of this Registration Statement and should be evaluated with consideration of any changes occurring after the date of this Registration Statement. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Working Capital

	December 31, 2019 $	December 31, 2018 $
Cash	49,227	62,804
Current Assets	49,227	72,681
Current Liabilities	89,005	71,007
Working Capital (Deficit)	(39,778)	1,674

Cash Flows

	December 31, 2019 $	December 31, 2018 $
Cash Flows from (used in) Operating Activities	(13,577)	(21,101)
Cash Flows from (used in) Investing Activities	-	-
Cash Flows from (used in) Financing Activities	-	-
Net Increase (decrease) in Cash During Period	(13,577)	(21,101)

Results for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

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Operating Revenues

The Company’s revenues were $nil for the Year ended December 31, 2019 compared to $nil in 2018.

Cost of Revenues

The Company’s cost of revenues was $nil for the Year ended December 31, 2019 compared to $nil in 2018.

Gross Profit

For the Year ended December 31, 2019, the Company’s gross profit was $nil compared to $nil in 2018.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, travel and meals and entertainment relating to being a public company. For the Year ended December 31, 2019 and December 31, 2018, general and administrative expenses increased to $41,452 from $29,692 in 2018 representing an increase of $11,760 or 40%. The $11,760 increase is primarily attributable to increases in professional fees to $23,523 and an increase in Administrative Expense to $7,329.

Other Income (Expense)

Other income (expense) consisted of $nil and $(3,529) of interest income for the years ended December 31, 2019 and 2018, respectively. Interest Income is primarily attributable to the accretion of the interest on loan receivable from related party. Per our income statement, other income (expense) also includes $(3,996) bad debt expense in 2018 due to write-off of uncollectable loan receivable.

Net Loss

Our net loss for the Year Ended December 31, 2019 was $(41,452) compared with a net loss of $(33,221) for the Year Ended December 31, 2018, an increase of $8,231 or 35%. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At December 31, 2019, the Company had total current assets of $49,227 compared to $72,681 at December 31, 2018. Current assets consisted primarily of cash. The decrease in current assets of $23,454 was primarily attributed to a decrease in the other receivable of $9,877 and a decrease in cash of $13,577.

At December 31, 2019, the Company had total current liabilities of $89,005 compared to $71,007 at December 31, 2018. Current liabilities consisted primarily of the accounts payable and accrued liabilities, and amounts due to related party. The increase in our current liabilities was attributed to the increase in amounts owed to related party and the reduction in payroll liabilities.

We had a negative working capital of $(39,779) as of December 31, 2019 compared to a positive working capital $1,674 as of December 31, 2018, a decrease of $41,453 or 2,476%.

Cashflow from Operating Activities

During the Year Ended December 31, 2019, cash provided by (used in) operating activities was $(13,577) compared to $(21,101) for the Year Ended December 31, 2018. The decrease in the amounts of cash provided by operating activities was primarily due to the decrease in Bad Debt of $nil, and an increase in other receivable to $9,877.

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Cashflow from Investing Activities

During the Year Ended December 31, 2019, cash used in investing activities was $nil compared to $nil for the Year Ended December 31, 2018.

Cashflow from Financing Activities

During the Year Ended December 31, 2019, cash provided by financing activity was $nil compared to $nil provided during the Year Ended December 31, 2018.

Going Concern

Management has concluded there is substantial doubt about our ability to continue as a going concern. For the year ended December 31, 2019, the Company has incurred accumulated losses totaling $638,999, raising substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and development activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

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Revenue Recognition

Our company is in the development stage and has yet to realize revenues from operations. Once we have commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Software licenses fees will be recognized over the term of the agreement on a straight-line basis.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended December 31, 2019, and 2018, the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

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Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of December 31, 2019, and 2018, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the years ended December 31, 2019, and 2018, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended December 31, 2019 and 2018, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

Item 3. Properties

Our offices are currently located at 10246 Black Mountain Rd., San Diego, CA 92126. Our telephone number is 858.365.1737. Our offices are provided to us at a cost of $800 per month on a month-to-month basis from our Secretary Myoungae Cha. We believe that these offices are adequate for our purposes. We do not own any real property or significant assets. Management believes that this office space will meet our needs for the next 12 months.

We do not have any investments or interests in any real estate. We do not invest in real estate mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

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Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 7, 2021, of: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(2)
Dr. Kwanghyun Kim, CEO, Director 10246 Black Mountain Rd., San Diego, CA 92126	Common Stock	3,700,000	43.15%
Myoungae Cha, Secretary 10246 Black Mountain Rd., San Diego, CA 92126	Common Stock	-0-	0%
Dr. Dokyung Kim, Director 10246 Black Mountain Rd., San Diego, CA 92126	Common Stock	2,000,000	23.32%
Officers and/or Directors as a Group		5,700,000	66.47%

1)	The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table
2)	Based on 8,575,000 issued and outstanding shares of common stock as of January 7, 2021.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

Item 5. Directors and Executive Officers

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current director and executive officers:

Name and Address of Executive Officer and/or Director	Age	Position	Hours Per Week	Date of Appointment
Dr. Kwanghyun Kim	51	President, CEO, CFO, Treasurer, and Director	50	December 4, 2013
Dr. Dokyung Kim	47	Director	40	December 10, 2013

Dr. Kwanghyun Kim has held the offices/positions since the inception of the Company and Dr. Dokyung Kim, was appointed on December 10, 2013, to his respective office/positions, both are expected to hold said offices/positions until the next annual meeting of the stockholders. The persons named above are the company’s only officers, directors, promoters and control persons.

Background and Business Experience

Dr. Kwanghyun Kim, age 49 – Dr. Kim, has been our Officer and Director since February 4, 2013, where he is responsible for our research operations as well as the marketing of our products. Before that he was a visiting professor at the Konyang University in the Department of Industry, and had been a visiting professor there since, 2012. As a visiting professor, Dr. Kim, lectured classes in Nuclear and Quantum Engineering, his other responsibilities as a visiting professor included conducting his research on Quantum Dots and related technology for the University. He has also been a visiting professor, full time lecturer, assistant professor and professor at multiple universities since 2006, including the Basic Atomic Energy Research Institute (2009 – 2012), Chosun University (2009-2012), and Joonwon University (2010-2011). Dr. Kim has also been managing and directing companies and research centers for over a decade. He received his doctorate degree in Nuclear and Quantum Engineering, in 2004. His, experience as a professor, visiting professorships, lecturer, director of research and development and as a researcher stand for his commitment to his academic field, as well as understanding science and technology. Dr. His working history and his dedicated enthusiasm to his career made him a logical choice as our Director, and President.

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Dr. Dokyung Kim, age 45 – Dr. Kim, has a doctorate degree of Nanotechnology and he is currently and has been a visiting professor since 2005 at the Royal Institute of Technology, in Sweden. He is also currently a professor in the field of Nanomedicine at the University of Konyang in South Korea, where he also does research on Quantum Dots. Dr. Kim is a significantly important asset to us because, his research and knowledge in the field of Quantum Dots is key to our technology and our ability to stay on the cutting edge of this field. His ability to research and analyze the Quantum Dot theories will help our Company be able to solve the major issues that are currently present in the field of Quantum Dots. Therefore, our Board of Directors was very pleased to be able to add Dr. Kim, as a Director to our Company.

Term of Office

Directors are appointed to hold office until the next annual meeting of our stockholders or until a successor is elected and qualified, or until they resign or are removed in accordance with the provisions of the Nevada Revised Statutes. Officers are appointed by our Board of Directors and hold office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

Identification of Significant Employees

Dr. Kwanghyun Kim is an officer and director of the Company who serves on a full-time basis. Dr. Dokyung Kim, who is a Director of the Company. Other than our officers and directors, we currently have two (2) employees. None of the employees are represented by a labor union for purposes of collective bargaining. The Company considers its relations with the employees to be good.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2019, Forms 5 and any amendments thereto furnished to us with respect to the year ended December 31, 2019, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2019, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

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Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. The current member of the Board of Directors lacks sufficient financial expertise for overseeing financial reporting responsibilities. The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the Board of Directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s Board of Directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Item 6. Executive Compensation

Currently, Dr. Kwanghyun Kim, and Myoungae Cha our officers, do not receive compensation for their services from our business operations. The following table sets forth the compensation paid to our executive officers during the twelve-month periods ended December 31, 2019 and 2018:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Dr. Kwanghyun Kim, CEO	2019	$0	Nil	Nil	Nil	Nil	Nil	Nil	$0
	2018	$0	Nil	Nil	Nil	Nil	Nil	Nil	$0
Myoungae Cha, Secretary	2019	$0	Nil	Nil	Nil	Nil	Nil	Nil	$0
	2020	$0	Nil	Nil	Nil	Nil	Nil	Nil	$0

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End: Include the following language and chart:

The table below summarizes the outstanding equity awards to our executive officers as of January 7, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Dr. Kwanghyun Kim	-	-	-	-	-	-	-	-	-
Myoungae Cha	-	-	-	-	-	-	-	-	-

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Dr. Dokyung Kim is an independent director because he is not an executive officer of the Company.

Related Party Transactions

The Company rents office from a related party who is an officer. Rental is $800 per month and on a month-to-month basis. Total rental expense is $9,600 for the year ended December 31, 2019 ($9,600 for the year ended December 31, 2018). As of December 31, 2019, and 2018, outstanding rentals were $31,600 and $22,000, respectively.

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As of December 31, 2019, the Company has outstanding paychecks of $17,906 and $20,476 ($17,906 and $20,476 as of December 31, 2018) to Kwanghyun Kim, director and Myoungae Cha, an officer, respectively.

Loan receivable

On August 18, 2015, the Company entered loan agreement of $250,000 with ADQD, Inc., a related party. Dr. Kim, an officer of the Company, is an officer of ADQD, Inc. too. Interest rate is 2.5% and maturity was August 18, 2016. On August 13, 2016, the Company agreed to extend maturity to August 18, 2017 As of December 31, 2017 $99,000 of the loan receivable and $6,693 of accrued interest receivable were outstanding. The Company analysed the collectability of the loan Receivable and related accrued interest and decided that $101,282 is uncollectible. The Company recorded those amounts as bad debt expenses in 2017. The Company received remaining balance of $4,883 from ADQD, Inc. on May 1, 2018.

On September 28, 2016, the Company entered loan agreement of 15,000 with RadTek, Inc., a related party. Dr. Kim, an officer of the Company, is of an officer of RadTek, Inc. too. Interest rate is 2.5% and maturity is September 29, 2017. The Company amended that this loan is due on demand. In 2018, the Company analysed the collectability of the loan Receivable and related accrued interest and decided that $15,000 is uncollectible. The Company offset those amounts against due to related party in 2018.

On May 1, 2018, the Company entered loan agreement of $4,883 with RadTek, Inc., a related party. Interest rate is 2.5% and due on demand. In 2018, the Company analysed the collectability of the loan Receivable and related accrued interest and decided that $4,883 is uncollectible. The Company offset those amounts against due to related party in 2018.

Other than the foregoing, neither the director nor executive officer of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors consent; and
●	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Item 8. Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

As of January 7, 2021, there is no public market for our common stock. We intend to contact an authorized OTC Markets market-maker for sponsorship of our securities on the OTC Markets.

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The Company’s Stock Transfer Agent is Island Stock Transfer, which is located at 15500 Roosevelt Blvd., Suite 104, Clearwater, FL 33760 and its phone number is (727) 289-0010.

Record Holders

As of January 7, 2021, there were 8,575,000 shares of the registrant’s $0.01 par value common stock issued and outstanding and were owned by approximately 27 holders of record.

Penny Stock Regulation

Shares of our common stock will probably be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

●	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;
●	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
●	a toll-free telephone number for inquiries on disciplinary actions;
●	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
●	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

●	the bid and offer quotations for the penny stock;
●	the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Item 10. Recent Sales of Unregistered Securities

None.

Item 11. Description of Registrant’s Securities to be Registered

We are registering only our common stock. The Company is governed by Nevada Law and the Certificate of Incorporation and Bylaws of the Company.

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General – Description of Common Stock

Description of Registrant’s Securities

We have authorized capital stock consisting of 30,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and no shares of preferred stock.

Preferred Stock

We do not have any preferred stock authorized.

Voting Rights

Each outstanding share of common stock is entitled to one (1) vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of ROID Group common stock:

(1)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(2)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(3)	do not have pre-emptive, subscription or conversion rights or redemption or sinking fund provisions; and

(4)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of ROID Group common stock do not have cumulative voting rights, which means that holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of the Company’s directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

Equity Compensation Plans

We do not have any equity compensation plans in place, whether approved by the shareholders or not.

Warrants, Options and Convertible Securities

We do not have any outstanding warrants, options or convertible securities.

Repurchase of Equity Securities

None.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

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Section Rule 15(g) of the Securities Exchange Act of 1934

The Company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We do not have any equity compensation plans and accordingly we have no securities authorized for issuance there under.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the year ended December 31, 2019.

Item 12. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 78.7502 of the Nevada Revised Statutes contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses that they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney’s fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein.

Section 78.751 provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 authorizes the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502. The indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-laws of the Company otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the board of directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court- ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

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Item 13. Financial Statements and Supplementary Data

ROID GROUP, INC.

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MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Shareholders’:

Roid Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Roid Group, Inc. as of December 31, 2019 and 2018 and the related results of its operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, the results of its operations and its cash flows, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2020.

Seattle, Washington

December 22, 2020

F-1

ROID GROUP, INC.

BALANCE SHEETS

For years ended December 31, 2019 and 2018

	December 31, 2019	December 31, 2018
Assets
Current Assets
Cash and bank deposit	$49,227	$62,804
Loan receivable from related party	-	-
Other receivable	-	9,877
Total Assets	$49,227	$72,681

Liabilities and Shareholders’ Deficit
Accounts payable and accrued liabilities	$19,023	$10,625
Due to Related party	69,982	60,382
Total Liabilities	89,005	71,007

Shareholders’ Deficit

Common Stock
30,000,000 shares authorized, $0.01 par value 8,575,000 shares issued and outstanding as of December 31, 2019 and 2018	85,750	85,750
Additional paid-in capital	513,471	513,471
Accumulated deficit	(638,999)	(597,547)
Total Shareholders’ Deficit	(39,778)	1,674
Total Liabilities and Shareholders’ Deficit	$49,227	$72,681

The accompanying notes are an integral part of these financial statements

F-2

ROID GROUP, INC.

STATEMENTS OF OPERATIONS

For years ended December 31, 2019 and 2018

	Years ended
	December 31, 2019	December 31, 2018

Revenue	$-	$-

Selling, General and administrative expenses
Professional fees	23,523	14,523
Administrative expense	7,329	4,159
Transfer agent fee	1,000	1,410
Rent expense	9,600	9,600
Total operating expenses	41,452	29,692

Other income (loss)
Bad Debt	-	(3,996)
Interest income	-	467
Total other loss	-	(3,529)

Net loss	$(41,452)	$(33,221)

Net loss per share	$(0.00)	$(0.00)
Weighted Average Shares Outstanding	8,575,000	8,575,000

The accompanying notes are an integral part of these financial statements

F-3

ROID Group, Inc.

Statements of Stockholders’ Deficit

For the years ended December 31, 2019 and 2018

			Additional
	Common		Paid-in	Accumulated
	Stock	Amount	Capital	Deficit	Total

Balance – December 31, 2017	8,575,000	85,750	513,471	(564,326)	34,895

Net loss for the year ended December 31, 2018				(33,221)	(33,221)
Balance – December 31, 2018	8,575,000	85,750	513,471	(597,547)	1,674

Net loss for the year ended December 31, 2019				(41,452)	(41,452)

Balance – December 31, 2019	8,575,000	85,750	513,471	(638,999)	(39,778)

The accompanying notes are an integral part of these financial statements

F-4

ROID GROUP, INC.

STATEMENTS OF CASH FLOWS

For years ended December 31, 2019 and 2018

	Years ended
	December 31, 2019	December 31, 2018

Cash flows from operating activities
Net loss	$(41,452)	$(33,221)
Adjustments to reconcile net loss before cash used in operating activities;
Bad Debt	-	3,996
Changes in operating assets and liabilities:
Accrued interest	-	467
Prepaid expenses	-	(500)
Other receivable	9,877	(3,768)
Accounts payable and accrued liabilities	8,398	2,325
Due to related party	9,600	9,600
Net cash provided by (used in) operating activities	(13,577)	(21,101)

Net cash increase (decrease)	(13,577)	(21,101)
Beginning cash balance	62,804	83,905
Ending cash balance	$49,227	$62,804

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for tax	$-	$-

Non-Cash Investing and Financing Activities:
Write off of Related Party Loan Receivable	$-	$19,883

The accompanying notes are an integral part of these financial statements

F-5

ROID Group, Inc.

Notes to the Financial Statements

1. Nature of Business and Continuance of Operations

ROID Group, Inc. (the “Company”) was incorporated in the State of Nevada on December 4, 2013. The company is in the process of implementing its business plan, and its efforts were primarily devoted to the establishment and start up of its business.

ROID Group, Inc., plans to market and sell quantum dot (QD) materials for bio-imaging, based on its own QD technology that differentiates it from other competitive companies in the industry. Our QD materials for bio-imaging have already been developed in Korea on a lab scale. We will manufacture our QD materials in South Korea. ROID Group, Inc. will also provide financing to others for the production and marketing of QD’s. Lastly, ROID Group, Inc., will consult with Korean companies which are ready to do business in U.S.A. and for world-wide market. These financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. For the period from inception on December 4, 2013 through December 31, 2019, the Company has incurred accumulated losses totalling $639,000. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is December 31.

b) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d) Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable, and related party payables. The carrying value of accounts payable and related party payables approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

F-6

e) Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the years ended December 31, 2019 and 2018. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2019 and 2018, the Company has no potentially dilutive securities outstanding and accordingly, basic loss and diluted loss per share are the same.

f) Income Taxes

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

g) Allowance for Doubtable Accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of loan receivable and the aging of the loan receivable. The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. In determining specific receivables where collections may not have been received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition. The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates.

At December 31, 2019 and 2018, the Company had an allowance for bad debts in the amount of zero and $3,996, respectively.

h) New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to have a material impact on our financial position, operations, or cash flows.

3. Related Party Transactions

a)	The Company rents office from a related party who is an officer. Rental is $800 per month and on a month-to-month basis. Total rental expense is $9,600 for the year ended December 31, 2019 ($9,600 for the year ended December 31, 2018). As of December 31, 2019, and 2018, outstanding rentals were $31,600 and $22,000, respectively.
b)	As of December 31, 2019, the Company has outstanding paychecks of $17,906 and $20,476 ($17,906 and $20,476 as of December 31, 2018) to Kwanghyun Kim, director and Myoungae Cha, an officer, respectively.

4. Loan receivable

On May 1, 2018, the Company entered loan agreement of $4,883 with RadTek, Inc., a related party. Interest rate is 2.5% and due on demand. In 2018, the Company analysed the collectability of the loan Receivable and related accrued interest and decided that $4,883 is uncollectible. The Company offset those amounts against due to related party in 2018.

F-7

5. Stockholders’ Deficit

The Company’s authorized capital consists of 30,000,000 shares of common stock with a par value of $0.01 per share.

As of December 31, 2019, and 2018, the Company has issued and outstanding 8,575,000 common shares.

6. Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 31%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31,	December 31,
	2019	2018

Income tax benefit computed at the statutory rate	$12,850	$10,298
Change in valuation allowance	(12,850)	(10,298)

Provision for income taxes	$–	$–

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2019 and 2018 after applying enacted corporate income tax rates, are as follows:

	December 31,	December 31,
	2019	2018
Deferred income tax assets
Net operating losses	$198,090	$185,239
Valuation allowance	(198,090)	(185,239)

Net deferred income tax assets	$–	$–

The Company has net operating loss carry-forwards of $639,000 which expire commencing in 2035.

7.	Subsequent Events

Management has reviewed and evaluated subsequent events through the date on which the current financial statements were issued. Management determined that there were no reportable events.

F-8

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Changes in the Registrant’s Certifying Accountant.

2019 - Dismissal of Auditor

On August 8, 2019, ROID Group, Inc. (the “Registrant”) dismissed AMC Auditing (“AMC Auditing”) as Independent Registered Public Accountants. On August 8, 2019, the Board of Directors of the Company authorized the dismissal.

During the fiscal year ended December 31, 2017 and through AMC Auditing’s dismissal on August 8, 2019, there were (1) no disagreements with AMC Auditing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AMC Auditing would have caused AMC Auditing to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished AMC Auditing with a copy of this disclosure on August 8, 2019, providing AMC Auditing with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of AMC Auditing’s letter to the SEC is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC as of August 12, 2019.

2019 - Engagement of Auditor

On August 8, 2019, the Registrant engaged Prager Metis as its new independent registered public accounting firm beginning with the fiscal year ending December 31, 2018. The change in the Registrant’s independent registered public accounting firm was approved by the board of directors. During the most recent fiscal year and through the date of this Current Report, neither the Registrant nor anyone on its behalf consulted with Prager Metis regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)	The type of audit opinion that might be rendered on the Registrant’s financial statements, and none of the following was provided to the Registrant:

(a) a written report; or (b) oral advice that Prager Metis concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

2020 - Dismissal of Auditor

On August 17, 2020, ROID Group, Inc. (the “Registrant” or “Company”)) dismissed Prager Metis CPAs, LLP (“Prager Metis”) as the Company’s Independent Registered Public Accounting firm. On August 17, 2020, the Board of Directors of the Company authorized the dismissal.

Since Prager Metis engagement on August 8, 2019 and through Prager Metis’ dismissal on August 17, 2020, there were (1) no disagreements with Prager Metis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction Prager Metis would have caused Prager Metis to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Prager Metis with a copy of this disclosure on August 17, 2020, providing Prager Metis with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Prager Metis’s letter to the SEC is filed as Exhibit 16.1 to our Current Report on Form 8-k filed with the SEC as of August 28, 2020.

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2020 - Engagement of Auditor

On August 17, 2020, the Registrant engaged Michael Gillespie & Associates, PLLC (“Michael Gillespie”) as its new independent registered public accounting firm beginning with the fiscal year ending December 31, 2018. The change in the Registrant’s independent registered public accounting firm was approved by the board of directors. During the most recent fiscal year and through the date of this Current Report, neither the Registrant nor anyone on its behalf consulted with Michael Gillespie regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)	The type of audit opinion that might be rendered on the Registrant’s financial statements, and none of the following was provided to the Registrant:

(a)	a written report; or (b) oral advice that Michael Gillespie concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

In connection with the preparation of this Registration Statement on Form 10, an evaluation was carried out by the Company’s management, who also serves as the Chief Executive Officer/Chief Financial Officer, of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (“Exchange Act”)) as of December 31, 2019. Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC rules and forms and that such information is accumulated and communicated to management, including the Chief Executive Officer and the Chief Financial Officer, to allow timely decisions regarding required disclosures. Based on the evaluation, our Chief Executive Officer/Chief Financial Officer concluded disclosure controls and procedures were not effective as of December 31, 2019.

Management’s Report on Internal Control over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and Rule 15d-15(f) promulgated under the Exchange Act as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that:

●	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;
●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

35

The Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019. In making this assessment, it used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on its assessment, management concluded that, as of December 31, 2019, the Company’s internal control over financial reporting is not effective based on those criteria due to the material weaknesses as described below.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: domination of management by a single individual without adequate compensating controls, inadequate segregation of duties consistent with control objectives, and lack of an audit committee. These material weaknesses were identified by our Chief Executive who also serves as our Financial Officer in connection with the above annual evaluation.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: domination of management by a single individual without adequate compensating controls, inadequate segregation of duties consistent with control objectives, and lack of an audit committee. These material weaknesses were identified by our Chief Executive who also serves as our Financial Officer in connection with the above annual evaluation.

Management’s Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

We will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us. And we plan to appoint one or more outside directors to our board of directors who shall be appointed to an audit committee resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management when funds are available to us.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on our Board.

We will work as quickly as possible to implement these initiatives; however, the lack of adequate working capital and positive cash flow from operations will likely slow this implementation.

Changes in Internal Control

As of the end of the period covered by this Registration Statement, there have been no changes in internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) during the year ended December 31, 2019, that materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

This Registration Statement does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management’s report.

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Item 15. Exhibits

(a) Exhibits

Exhibit Number	Description of Exhibit	Filing
3.1	Articles of Incorporation	Filed with the SEC on February 3, 2015 as part of the Company’s Registration Statement on Form S-1.
3.2	Bylaws	Filed with the SEC on February 3, 2015 as part of the Company’s Registration Statement on Form S-1.
10.01	Loan Agreement by and between the Company and RadTek, dated April 1, 2014.	Filed with the SEC on February 3, 2015 as part of the Company’s Registration Statement on Form S-1.
10.02	Loan Agreement by and between the Company and RadTek, dated May 1, 2014.	Filed with the SEC on February 3, 2015 as part of the Company’s Registration Statement on Form S-1.
10.03	Employment Agreement by and between the Company and Dr. Kwanghyun Kim, dated December 10, 2013.	Filed with the SEC on May 26, 2015 as part of the Company’s Amended Registration Statement on Form S-1/A.
10.04	Employment Agreement by and between the Company and Myoungae Cha, dated January 1, 2014.	Filed with the SEC on May 26, 2015 as part of the Company’s Amended Registration Statement on Form S-1/A.
10.05	Employment Agreement by and between the Company and Jeahyung Cho, dated April 1, 2015.	Filed with the SEC on May 26, 2015 as part of the Company’s Amended Registration Statement on Form S-1/A.
10.06	Employment Agreement by and between the Company and Jun-Young Yang, dated April 1, 2015.	Filed with the SEC on May 26, 2015 as part of the Company’s Amended Registration Statement on Form S-1/A.
16.01	Letter to the Securities and Exchange Commission from AMC Auditor	Filed with the SEC on August 12, 2019 as part of the Company’s current report on Form 8-K.
16.02	Letter to the Securities and Exchange Commission from Prager Metis CPA’s LLP Auditor	Filed with the SEC on August 28, 2020, as part of the Company’s current report on Form 8-K.

*Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

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Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2021	ROID Group, Inc.

/s/ Dr. Kwanghyun Kim
	By:	Dr. Kwanghyun Kim
	Its:	President, CFO, Director

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2021		/s/ Dr. Kwanghyun Kim
	By:	Dr. Kwanghyun Kim
	Its:	Director

/s/ Dr. Dokyung Kim
	By:	Dr. Dokyung Kim
	Its:	Director

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